UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 16, 2010

Universal Technical Institute, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20410 North 19th Avenue, Suite 200, Phoenix, Arizona		85027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	623-445-9500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On August 16, 2010, Universal Technical Institute, Inc. (the "Company") issued a press release announcing that it received the Department of Education’s (ED) calculated four-year repayment rates by institution for the federal fiscal year ending Sept. 30, 2009. The data shows UTI’s institutions have repayment rates in the range of 49% to 64%. On an institutional basis, all UTI campuses are above the 45% threshold to remain Title IV eligible without restrictions as defined in ED’s Gainful Employment proposal.

The repayment data was released by the Department of Education as a proxy for determining if an institution’s programs will meet minimum loan repayment thresholds under its Gainful Employment proposal to remain eligible to participate in Title IV Student Aid programs. At this time, program level repayment data has not been released by the Department of Education. As currently proposed, a program will remain eligible without restrictions if at least 45% of its former students are paying down the principal on their federal loans, or its graduates have a debt-to-earnings ratio of less than 20% of discretionary income or 8% of total income.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
The exhibit to this Current Report is listed in the Exhibit Index set forth elsewhere herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Technical Institute, Inc.

August 16, 2010	By:	/s/ Eugene S. Putnam, Jr.

Name: Eugene S. Putnam, Jr.
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Universal Technical Institute, Inc., dated August 16, 2010.